For Release: Thursday, July 25, 7:30 a.m. EDT                 Exhibit 99.1

GM Reports Second Quarter Net Income of $1.2 Billion

•	EPS of $0.75 including net loss from special items of $0.09 per share

•	EBIT-adjusted of $2.3 billion

DETROIT - General Motors Co. (NYSE: GM) today announced second quarter net income attributable to common stockholders of $1.2 billion, or $0.75 per fully diluted share. These results include a net loss from special items that reduced net income by $0.2 billion, or $0.09 per fully diluted share.

In the second quarter of 2012, GM's net income attributable to common stockholders was $1.5 billion, or $0.90 per fully diluted share.

Net income for the second quarter of 2013 included an increase in tax expense of $0.5 billion, or $0.29 per fully diluted share, compared to the second quarter of 2012.

Net revenue in the second quarter of 2013 was $39.1 billion, compared to $37.6 billion in the second quarter of 2012. Earnings before interest and tax (EBIT) adjusted was $2.3 billion, compared to $2.1 billion in the second quarter of 2012.

"We continue to perform well in the world's two most important markets, the U.S. and China," said Dan Akerson, GM chairman and CEO. "We also made further progress in our European business and saw the steady performance of our global brands Chevrolet and Cadillac. For the rest of the year, we'll focus on winning customers with high-quality vehicles at a compelling value."

GM Results Overview (in billions except for per share amounts)

	Q2 2013	Q2 2012
Revenue	$39.1	$37.6
Net income attributable to common stockholders	$1.2	$1.5
Earnings per share (EPS) fully diluted	$0.75	$0.90
Impact of special items on EPS fully diluted	$(0.09)	—

EBIT-adjusted	$2.3	$2.1

Automotive net cash flow from operating activities	$4.5	$3.8
Adjusted automotive free cash flow	$2.6	$1.7

1

Segment Results

•	GM North America reported EBIT-adjusted of $2.0 billion, compared with $1.9 billion in the second quarter of 2012.

•	GM Europe reported an EBIT-adjusted of $(0.1) billion, compared with $(0.4) billion in the second quarter of 2012.

•	GM International Operations reported EBIT-adjusted of $0.2 billion, compared with $0.6 billion in the second quarter of 2012.

•	GM South America reported EBIT-adjusted of $0.1 billion, compared with EBIT-adjusted of $0.0 billion in the second quarter of 2012.

•	GM Financial earnings before tax was $0.3 billion for the quarter, compared to $0.2 billion in the second quarter of 2012.

Cash Flow and Liquidity
For the quarter, automotive cash flow from operating activities was $4.5 billion and automotive free cash flow adjusted was $2.6 billion. GM ended the quarter with very strong total automotive liquidity of $34.8 billion. Automotive cash and marketable securities was $24.2 billion compared with $24.3 billion for the first quarter of 2013.

“Our results in this quarter were clearly pegged to winning vehicles like the Cadillac ATS, Chevrolet Impala and Opel Mokka,” said Dan Ammann, GM executive vice president and CFO. “We will continue to address our business challenges head-on, execute flawless launches of our future products and most importantly, satisfy our customers.”

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

# # #

CONTACTS:

Tom Henderson 313-410-2704 tom.e.henderson@gm.com	Randy Arickx 313-268-7070 randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; our ability to successfully integrate Ally Financial's international operations; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly Europe; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

2

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, (EBIT-adjusted) and Adjusted automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Adjusted automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating segments
GMNA(a)(b)	$1,976	$1,891	$3,390	$3,533
GME(a)(b)	(110)	(394)	(285)	(688)
GMIO(a)(b)	228	627	723	1,148
GMSA(a)(b)	54	16	16	169
GM Financial(c)	254	217	434	398
Total operating segments	2,402	2,357	4,278	4,560
Corporate(a)	(126)	(238)	(236)	(259)
EBIT-adjusted	2,276	2,119	4,042	4,301
Special items	104	—	(66)	(612)
Corporate interest income	77	86	156	175
Automotive interest expense	61	118	152	228
Loss on extinguishment of debt	240	—	240	18
Income tax expense	742	241	1,151	457
Net income attributable to stockholders	1,414	1,846	2,589	3,161
Less: cumulative dividends on preferred stock	214	214	429	429
Less: undistributed earnings allocated to Series B Preferred Stock participating security(d)		145		241
Net income attributable to common stockholders	$1,200	$1,487	$2,160	$2,491
__________

(a)
In the three months ended March 31, 2013 GM changed its managerial and reporting structure to report segment revenues and profits based on the geographic region in which a vehicle is sold. Previously, segment results included the impacts of inter-segment sales and profits. Prior year segment results have been reclassified so all information is shown on a comparable basis. Consolidated results are unaffected by this change.

(b)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(c)	GM Financial amounts represent income before income taxes.

(d)
In the three and six months ended June 30, 2013 the applicable market value of our common stock was within the range of $33.00 to $39.60 per common share, as such, we applied the if-converted method for purposes of calculating basic earnings per share.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

In the three months ended June 30, 2013 special items included the following:

•The acquisition of GM Korea preferred shares of $67 million in GMIO; and
•Pension settlement credits of $37 million in GMNA.

In the six months ended June 30, 2013 special items included the following:

•Venezuela currency devaluation of $162 million in GMSA;
•The acquisition of GM Korea preferred shares of $67 million in GMIO; and
•Net pension settlement charges and income related to various insurance recoveries, net, of $29 million.

There were no special items in the three months ended June 30, 2012.

In the six months ended June 30, 2012 special items included Goodwill impairment charges of $590 million in GME and $22 million in GMIO.

The following table summarizes the reconciliation of Adjusted automotive free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Adjusted automotive free cash flow	$2,565	$1,698	$1,240	$1,980
Less: Adjustments for voluntary management actions	—	—	71	—
Automotive free cash flow	2,565	1,698	1,169	1,980
Capital expenditures	1,890	2,062	3,829	4,052
Automotive net cash provided by operating activities	$4,455	$3,760	$4,998	$6,032

In the three months ended March 31, 2013 adjustments for voluntary management actions included pension contributions of $71 million related to the previously announced annuitization of the U.S. salaried pension plan.

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2013
Total net sales and revenue	$23,495	$5,154	$5,250	$4,308	$39	$—	$38,246	$836	$(7)	$39,075

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,014	$127	$196	$128	$7	$(1)	$1,471	$111	$(4)	$1,578

Equity income, net of tax	$3	$—	$426	$—	$—	$—	$429	$—	$—	$429

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2012
Total net sales and revenue	$21,552	$5,532	$5,915	$4,117	$10	$—	$37,126	$487	$1	$37,614

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$894	$295	$149	$117	$14	$(1)	$1,468	$54	$(2)	$1,520

Equity income, net of tax	$2	$—	$298	$—	$—	$—	$300	$—	$—	$300

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2013
Total net sales and revenue	$46,474	$9,972	$10,070	$7,999	$75	$—	$74,590	$1,376	$(7)	$75,959

Expenditures for property	$2,739	$351	$435	$253	$51	$—	$3,829	$4	$—	$3,833

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,940	$237	$399	$258	$23	$(1)	$2,856	$195	$(8)	$3,043

Equity income, net of tax	$8	$—	$976	$—	$—	$—	$984	$—	$—	$984

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2012
Total net sales and revenue	$44,727	$10,787	$10,931	$7,984	$25	$—	$74,454	$918	$1	$75,373

Expenditures for property	$2,241	$624	$616	$538	$33	$—	$4,052	7	—	$4,059

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,782	$575	$278	$235	$26	$(1)	$2,895	$97	$(4)	$2,988

Equity income, net of tax	$4	$—	$719	$—	$—	$—	$723	$—	$—	$723

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	June 30, 2013	December 31, 2012
Worldwide Employment (in thousands)
GMNA(a)	107	101
GME	35	37
GMIO	39	39
GMSA	33	32
GM Financial	5	4
Total Worldwide	219	213

U.S. - Salaried(a)	34	30
U.S. - Hourly	51	50
_________

(a)	Headcount increased primarily due to the insourcing of certain information technology support functions that were previously provided by outside parties.

Wholesale and Retail Vehicle Sales

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates vehicle sales to our revenue from the sale of vehicles, which is the largest component of Automotive sales and revenue. Wholesale vehicle sales exclude vehicles produced by unconsolidated joint ventures. Retail vehicle sales data, which represents estimated sales to the end customer, including fleets, does not correlate directly to the revenue recognized during the period. However, retail vehicle sales data is indicative of the underlying demand for GM's vehicles, is the basis for market share, and is based upon the good faith estimates of management and includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Market share information is based primarily on retail vehicle sales volume, but estimates may be used where retail vehicle sales volume is not available. Worldwide market share and retail vehicle sales data exclude the markets of Iran, North Korea, Sudan and Syria.

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share.

The joint venture agreements with SAIC-GM-Wuling Automobile Co., Ltd. (SGMW) and FAW-GM Light Duty Commercial Vehicle Co., Ltd. (FAW-GM) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture sales in China.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Wholesale Vehicle Sales

The following table summarizes total wholesale vehicle sales of new motor vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
GMNA	809	760	1,638	1,608
GME	276	290	525	556
GMIO	268	295	511	538
GMSA	278	265	511	502
Worldwide	1,631	1,610	3,185	3,204

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Retail Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet - Cars	245	246	450	463
Chevrolet - Trucks	194	171	361	321
Chevrolet - Crossovers	107	97	204	178
Cadillac	41	32	84	63
Buick	53	53	101	90
GMC	116	109	221	201
Total United States	755	707	1,420	1,316
Canada, Mexico and Other	125	113	221	209
Total North America	880	820	1,642	1,524
Europe
Opel/Vauxhall	284	299	544	574
Chevrolet	139	155	252	277
Other	1	1	1	2
Total Europe	425	455	797	853
Asia/Pacific, Middle East and Africa
Chevrolet	278	276	568	567
Wuling	350	332	747	687
Buick	192	162	401	343
Holden	30	29	57	61
GMC	8	12	17	22
Cadillac	13	8	22	17
Other	53	43	104	94
Total Asia/Pacific, Middle East and Africa(d)	925	862	1,917	1,791
South America
Chevrolet	260	252	494	499
Other	1	2	3	3
Total South America	262	254	497	502
Total Worldwide	2,492	2,392	4,853	4,670
________

(a)
North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)	The joint venture vehicle sales presented in the following table are included in GM's retail vehicle sales. Vehicle sales for HKJV are included in the three and six months ended June 30, 2013.

	Three Months Ended			Six Months Ended
	June 30, 2013		June 30, 2012	June 30, 2013	June 30, 2012
Joint venture sales in China
SGMS	361	337	302	743	640
SGMW and FAW-GM	389	407	368	822	775
Joint venture sales in India
HKJV		28	21		49

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Market Share(a)(b)
United States - Cars	14.7%	15.4%	14.3%	14.8%
United States - Trucks	23.8%	23.4%	24.0%	23.1%
United States - Crossovers	18.0%	18.5%	18.4%	17.9%
Total United States	18.0%	18.2%	17.8%	17.7%
Total North America	17.3%	17.4%	17.2%	17.0%
Total Europe	8.5%	8.8%	8.4%	8.5%
Total Asia/Pacific, Middle East and Africa(c)	9.3%	9.2%	9.4%	9.3%
Total South America	17.1%	18.1%	17.2%	18.2%
Total Worldwide	11.5%	11.6%	11.5%	11.4%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	28.2%	31.0%	30.0%	32.1%
% Fleet Sales - Trucks	28.4%	30.6%	25.9%	28.0%
% Fleet Sales - Crossovers	23.1%	25.7%	22.0%	21.9%
Total Vehicles	27.0%	29.6%	26.5%	28.2%

North America Capacity Utilization	102.1%	101.0%	100.1%	102.4%
________
(a) Market Share information is based on retail vehicles sales volume.
(b) North America vehicle sales primarily represent sales to the end customer. Europe, Asia/Pacific, Middle East and Africa and South America vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.
(c) The joint venture vehicle sales presented in the following table are included in GM's retail vehicle sales. Vehicle sales for HKJV are included in the three and six months ended June 30, 2013.

	Three Months Ended			Six Months Ended
	June 30, 2013		June 30, 2012	June 30, 2013	June 30, 2012
Joint venture sales in China
SGMS	361	337	302	743	640
SGMW and FAW-GM	389	407	368	822	775
Joint venture sales in India
HKJV		28	21		49

General Motors Company and Subsidiaries
Condensed Consolidated Income Statements
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net sales and revenue
Automotive	$38,240	$37,127	$74,584	$74,455
GM Financial	835	487	1,375	918
Total	39,075	37,614	75,959	75,373
Costs and expenses
Automotive cost of sales	33,824	32,678	66,441	65,588
GM Financial operating and other expenses	575	268	931	516
Automotive selling, general and administrative expense	2,925	2,847	5,877	5,835
Goodwill impairment charges	—	—	—	617
Total costs and expenses	37,324	35,793	73,249	72,556
Operating income	1,751	1,821	2,710	2,817
Automotive interest expense	61	118	152	228
Interest income and other non-operating income, net	251	139	422	414
Loss on extinguishment of debt	240	—	240	18
Income before income taxes and equity income	1,701	1,842	2,740	2,985
Income tax expense	742	241	1,151	457
Equity income, net of tax	429	300	984	723
Net income	1,388	1,901	2,573	3,251
Net (income) loss attributable to noncontrolling interests	26	(55)	16	(90)
Net income attributable to stockholders	$1,414	$1,846	$2,589	$3,161
Net income attributable to common stockholders	$1,200	$1,487	$2,160	$2,491

Earnings per share
Basic
Basic earnings per common share	$0.87	$0.95	$1.57	$1.59
Weighted-average common shares outstanding	1,376	1,569	1,374	1,571
Diluted
Diluted earnings per common share	$0.75	$0.90	$1.37	$1.49
Weighted-average common shares outstanding	1,677	1,671	1,668	1,681

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three and six months ended June 30, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share. In the three and six months ended June 30, 2013 GM was required to use the if-converted method for calculating earnings per share as the applicable market value of its common stock was within the price range of $33.00 to $39.60 per common share.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Basic earnings per share
Net income attributable to stockholders	$1,414	$1,846	$2,589	$3,161
Less: cumulative dividends on preferred stock(a)	(214)	(214)	(429)	(429)
Less: undistributed earnings allocated to Series B Preferred Stock participating security		(145)		(241)
Net income attributable to common stockholders	$1,200	$1,487	$2,160	$2,491
Weighted-average common shares outstanding - basic	1,376	1,569	1,374	1,571
Basic earnings per common share	$0.87	$0.95	$1.57	$1.59
Diluted earnings per share
Net income attributable to stockholders	$1,414	$1,846	$2,589	$3,161
Add: preferred dividends to holders of Series B Preferred Stock	60		118
Less: cumulative dividends on preferred stock(a)	(214)	(214)	(429)	(429)
Less: undistributed earnings allocated to Series B Preferred Stock participating security		(136)		(226)
Net income attributable to common stockholders	$1,260	$1,496	$2,278	$2,506
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,376	1,569	1,374	1,571
Dilutive effect of warrants	147	98	140	106
Dilutive effect of conversion of Series B Preferred Stock	151		151
Dilutive effect of restricted stock units	3	4	3	4
Weighted-average common shares outstanding - diluted	1,677	1,671	1,668	1,681
Diluted earnings per common share	$0.75	$0.90	$1.37	$1.49
__________

(a)	Includes earned but undistributed dividends of $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three and six months ended June 30, 2013 and 2012.

General Motors Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$19,697	$18,422
Marketable securities	6,258	8,988
Restricted cash and marketable securities	1,067	686
Accounts and notes receivable (net of allowance of $305 and $311)	11,119	10,395
GM Financial receivables, net (including receivables transferred to SPEs of $8,726 and $3,444)	10,865	4,044
Inventories	14,777	14,714
Equipment on operating leases, net	2,492	1,782
Deferred income taxes	9,771	9,429
Other current assets	1,699	1,536
Total current assets	77,745	69,996
Non-current Assets
Restricted cash and marketable securities	726	682
GM Financial receivables, net (including receivables transferred to SPEs of $10,283 and $6,458)	11,453	6,954
Equity in net assets of nonconsolidated affiliates	7,463	6,883
Property, net	25,351	24,196
Goodwill	1,993	1,973
Intangible assets, net	6,598	6,809
GM Financial equipment on operating leases, net (including assets transferred to SPEs of $663 and $540)	2,575	1,649
Deferred income taxes	26,608	27,922
Other assets	2,598	2,358
Total non-current assets	85,365	79,426
Total Assets	$163,110	$149,422
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$26,820	$25,166
Short-term debt and current portion of long-term debt
Automotive (including certain debt at VIEs of $244 and $228)	699	1,748
GM Financial (including certain debt at VIEs of $7,865 and $3,770)	9,262	3,770
Accrued liabilities	23,240	23,308
Total current liabilities	60,021	53,992
Non-current Liabilities
Long-term debt
Automotive (including certain debt at VIEs of $23 and $122)	3,263	3,424
GM Financial (including certain debt at VIEs of $9,206 and $5,608)	13,524	7,108
Postretirement benefits other than pensions	7,165	7,309
Pensions	26,661	27,420
Other liabilities and deferred income taxes	13,472	13,169
Total non-current liabilities	64,085	58,430
Total Liabilities	124,106	112,422
Commitments and contingencies
Equity
Preferred stock, $0.01 par value
Series A	5,536	5,536
Series B	4,855	4,855
Common stock, $0.01 par value	14	14
Additional paid-in capital	23,818	23,834
Retained earnings	12,191	10,057
Accumulated other comprehensive loss	(8,040)	(8,052)
Total stockholders’ equity	38,374	36,244
Noncontrolling interests	630	756
Total Equity	39,004	37,000
Total Liabilities and Equity	$163,110	$149,422